                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               FCI HOLDING CORP.


       FIRST:  The name of the corporation is:  FCI Holding Corp.

       SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

       THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

       FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Three Thousand (3,000) and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Thirty Dollars ($30.00) of capital stock.

       FIFTH: The name and mailing address of the sole incorporator is as follows:

              NAME                         MAILING ADDRESS
              ----                         ---------------
              Pamela A. Stiglitz            c/o Bingham, Dana & Gould
                                            150 Federal Street
                                            Boston, Massachusetts  02110

       SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for defining and regulating the powers of the corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the corporation by statute:

       (a)    The election of directors need not be by written ballot.

       (b)    The Board of Directors shall have the power and authority:

              (1) to adopt, amend or repeal by-laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws; and

              (2) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the corporation, including after-acquired property, and to exercise all of the powers of the corporation in connection therewith; and

              (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or paper of the corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

       SEVENTH: No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

       THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring an certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand this 23rd day of June, 1995.



                                                   /s/ Pamela A. Stiglitz
                                                  ------------------------------
                                                  Pamela A. Stiglitz

                               FCI HOLDING CORP.

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION


       FCI Holding Corp., a Delaware corporation (the "Corporation") does hereby certify, pursuant to Section 241 of the General Corporation Law of the State of Delaware, that:

       First: The Corporation has not received any payment for any of its stock.

       Second: Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware and Section 3.17 of the Corporation's By-Laws, by written consent of the Board of Directors of the Corporation dated June 29, 1995, the Amendment to the Corporation's Certificate of Incorporation changing Article Fourth of the Certificate of Incorporation and referred to in the following resolutions was duly adopted:

       RESOLVED:            That it is deemed advisable and in the best
                            interest of the Corporation to amend Article Fourth of its Certificate of Incorporation to read as set forth in Exhibit A, attached hereto.

       RESOLVED:            That the Corporation be and it hereby is authorized
                            and directed to amend its Certificate of Incorporation as set forth in the foregoing resolution, and that the appropriate officers of the Corporation be and they hereby are authorized and directed to execute and deliver any and all documents or certificates deemed necessary to effectuate the proposed amendment outlined above, including, pursuant to Section 241 of the General
                            Corporation Law of the State of Delaware, a Certificate of Amendment to the Certificate of Incorporation for filing with the Delaware
                            Secretary of State.

       Accordingly, Article Fourth of the Certificate of Incorporation of the Corporation is hereby amended to read as set forth in Exhibit A attached hereto.

       IN WITNESS WHEREOF, FCI Holding Corp. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Michel Reichert, its President, and attested by Michael F. Gilligan, its Secretary, this 29th day of June, 1995.


                                              FCI HOLDING CORP.



                                              By: /s/ Michel Reichert
                                                 -------------------------------
                                                     Michel Reichert, President


Attest:


By: /s/ Michael F. Gilligan
   --------------------------------
     Michael F. Gilligan, Secretary

                                                                       EXHIBIT A


                   AMENDMENT TO CERTIFICATE OF INCORPORATION

                                       OF

                               FCI HOLDING CORP.


                              *  *  *  *  *  *  *


       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 400,000, consisting solely of:

       50,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock");

       150,000 shares of Class A Voting Common Stock, $.01 par value per share (the "Class A Common Stock");

       150,000 shares of Class B Non-Voting Common Stock, $.01 par value per share (the "Class B Common Stock"); and

       50,000 shares of Class C Voting Common Stock, $.01 par value per share (the "Class C Common Stock").

       As used in this Article Fourth:

       "Change of Control" means any merger, consolidation, sale of Common Stock or other transfer, as a result of which, the holders of 80% of the Corporation's outstanding Common Stock prior to such transaction or series of related transactions (calculated on a fully-diluted basis) shall cease to hold at least 80% of such Common Stock subsequent to such transaction or series of related transactions (calculated on a fully-diluted basis).

       "Common Stock" means, collectively, the Class A Common Stock, the Class B Common Stock and the Class C Common Stock.

       "Default Period" means that period commencing on delivery to the Corporation at its principal office of a Special Rights Notice, and ending on the first to occur of the last day of the second full fiscal quarter of the Corporation thereafter during which no Special Event of Default exists.

       "Dividend Payment Date" has the meaning set forth in Part A, Section 1.1(a) of this Article Fourth.

       "Special Event of Default" has the meaning set forth in Section 8.2(b) of the Securities Purchase Agreement.

       "Junior Stock" has the meaning set forth in Part A, Section 1.1(b) of this Article Fourth.

       "Liquidation" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

       "Liquidation Value" has the meaning set forth in Part A, Section 1.2(a) of this Article Fourth.

       "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

       "Qualified Public Offering" means Qualified Public Offering shall mean the Corporation's underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of shares of Common Stock in which not less than $20,000,000 of gross proceeds from such public offering are received by the Corporation for the account of the Corporation.

       "Redemption Date" as to any share of Preferred Stock, means the redemption date for such share of Preferred Stock determined pursuant to Part A, Section 1.4 of this Article Fourth.

       "Redemption Event" means the occurrence of any of the following: (a) the sale of all or substantially all of the assets of the Corporation or of all or substantially all of the assets of any Subsidiary or Subsidiaries which constitute all or substantially all of the assets of the Corporation, (b) a Change of Control or (c) an initial public offering of the Common Stock pursuant to a public offering registered under the Securities Act of 1933, as amended.

       "Securities Purchase Agreement" means the Securities Purchase Agreement, dated as of July 3, 1995, among the Corporation and Heritage Fund I, L.P., a Delaware limited partnership, as the same may be amended, restated, modified or supplemented and in effect from time to time.

       "Special Rights Notice" means a written notice to the Corporation at its principal office by holders of not less than 51% of the then outstanding Class C Common Stock stating that a Special Event of Default has occurred and is continuing and specifying the nature of such default.

       "Subsidiary" means any Person of which the Corporation or other specified Person now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) ordinarily entitled to vote for the election of such Person's directors (or, in the case of a Person that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

       The following is a statement of the designations, powers, privileges and rights, and the qualifications, limitations and restrictions, in respect of each class of capital stock of the Corporation.

A.     PREFERRED STOCK

1.     Terms Applicable to Preferred Stock.

       1.1    Dividends.

       (a) The Corporation will pay preferential dividends to the holders of the Preferred Stock as provided in this Section 1.1. Dividends on each outstanding share of Preferred Stock will accrue cumulatively on a daily basis during each fiscal quarter of the Corporation at the rate of 9 1/2% per annum on the Liquidation Value thereof. Dividends accrued on the Preferred Stock through June 30, 1998 will be payable by the Corporation upon the redemption of such shares of Preferred Stock pursuant to Section 1.4 hereof. Dividends accrued on the Preferred Stock during each fiscal quarter ending after June 30, 1998 will be payable on the last day of each fiscal quarter of the Corporation (each such date, a "Dividend Payment Date"). In the event that any dividends accrued during any fiscal quarter are not paid on the Dividend Payment Date with respect thereto, or, in the case of any Dividend Payment Date that is not a business day, on the next succeeding business day, the dividend rate on each share of Preferred Stock shall be increased to provide that an additional dividend shall be paid with respect to such accrued and unpaid dividends at the rate of 12% per annum, compounded quarterly, until such time as such dividends shall have been declared and paid as provided herein.

       (b) Dividends on each share of Preferred Stock will accrue from and including the date of issuance of such share to and including the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid, whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any share of Preferred Stock will be deemed to be its "date of issuance," regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share. No dividends or other distributions will be paid, declared or set apart with respect to the Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Preferred Stock (together with the Common Stock, "Junior Stock") without the prior written consent of the holders of a majority of the then outstanding shares of Preferred Stock, unless all accrued but unpaid dividends on the Preferred Stock shall have been paid.

       (c) If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Preferred Stock, such payment will be distributed ratably among the holders of the Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Preferred Stock held by each such holder.

       (d)    All dividends payable on the Preferred Stock pursuant to this
Section 1.1 shall be paid in cash.

       1.2    Liquidation.

       (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each such event being hereafter referred to as a "liquidation"), the holders of Preferred Stock will be entitled to be paid, before any payment shall be made to the holders of Junior Stock, an amount in cash equal to $1,000 per share of Preferred Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the Preferred Stock (as so adjusted, the "Liquidation Value"), plus all then accrued and unpaid dividends to the date of payment, and the holders of Preferred Stock will not be entitled to any further payment. If, upon any Liquidation, the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire assets to be distributed will be distributed ratably among such holders based upon the ten aggregate Liquidation Value (plus all then accrued but unpaid dividends) of the Preferred Stock held by each such holder.

       (b) Upon and after any Liquidation, unless and until the holder of each share of Preferred Stock receives payment in full of the Liquidation Value plus all accrued and unpaid dividends on such share of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay any dividend or other distribution on or with respect to, any class or series of Junior Stock. Upon any after any Liquidation, after the payment of all preferential amounts required to be paid to the holders of Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Preferred Stock, the holders of Junior Stock then outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders.

       1.3    Voting Rights.

       (a)    General.  Except as otherwise provided in subsection (b) of this
Section 1.3, or as otherwise required by law, the holders of Preferred Stock shall have no right to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval.

       (b) No Amendment, Alteration or Repeal. The Corporation will not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock so as to affect adversely the Preferred Stock without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.
For this purpose, without limiting the generality of the foregoing, the increase in the number of authorized shares of Preferred Stock or the authorization or issuance of any series of preferred stock with either preference or priority over the Preferred Stock or parity with the Preferred Stock as to the right to receive either dividends or amounts distributable upon a Liquidation of the Corporation shall be deemed to affect adversely the Preferred Stock.

       1.4    Redemptions.

       (a) Redemption upon Occurrence of Redemption Event. The Corporation will, upon the occurrence of any Redemption Event, redeem all of the Preferred Stock then outstanding at a price per share equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon) unless, in the case of such Redemption Event, the holders of a majority of the outstanding shares of Preferred Stock advise the Corporation in writing that they do not wish to be redeemed in connection with such Redemption Event, in which case no shares of Preferred Stock shall be redeemed in connection with such Redemption Event.

       (b) Late Payments. If any share of Preferred Stock is not redeemed on the date scheduled for redemption pursuant to this Section 1.4 other than with the consent of the holders of a majority of the outstanding shares of Preferred Stock, the dividend rate applicable to such share shall be increased to 12% per annum, compounded quarterly, accruing from such scheduled redemption date to the date on which such share actually shall be redeemed.

       (c) Notice of Redemption. The Corporation shall provide written notice of any event giving rise to the redemption of Preferred Stock pursuant to this Section 1.4 specifying the time and place of redemption and the redemption price per share, by first class or registered mail, postage prepaid, to each holder of record of Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all the shares of Preferred Stock owned by such holder are then to be redeemed, the notice will also specify the number of shares of Preferred Stock which are to be redeemed.

       (d) Redemption Price and Priority of Payment. For each share of Preferred Stock which is to be redeemed, the Corporation will be obligated on the applicable Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share of Preferred Stock), in immediately available funds, an amount equal to the Liquidation Value thereof (plus all then accrued but unpaid dividends thereon). If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of shares of Preferred Stock ratably among the holders of such shares to be redeemed based upon the aggregate Liquidation Value of such shares (plus all then accrued but unpaid dividends thereon) held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem on any Redemption Date, but which it has not redeemed. In case fewer than the total number of shares of Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder within seven business days after surrender of the certificate representing the redeemed shares of Preferred Stock.

       (e) Pro Rata Treatment of Preferred Stock. The Corporation shall not redeem, repurchase or otherwise acquire any Preferred Stock except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the aggregate Liquidation Value (plus all then accrued but unpaid dividends thereon) of shares of Preferred Stock owned by each such holder.

       (f) Dividends after Redemption Date. No share of Preferred Stock is entitled to any dividends accruing after the date on which the Liquidation Value (plus all then accrued but unpaid dividends thereon) of such share is paid. On such date all rights of the holder of such share of Preferred Stock will cease, and such share of Preferred Stock will be deemed not to be outstanding.

       (g) Payments on Junior Stock. If and so long as there are any shares of Preferred Stock outstanding which the Corporation has become obligated to redeem pursuant to this Section 1.4, until the Corporation has redeemed all of such shares of Preferred Stock, the Corporation shall not redeem, repurchase or otherwise acquire for value, or declare or pay and dividend or other distribution on or with respect to, any class or series of Junior Stock.

B.     COMMON STOCK

1.     Terms Applicable to Common Stock.

       1.1    Dividend and Other Rights of Common Stock.

       (a) Ratable Treatment. Except as specifically otherwise provided herein, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges. The Corporation shall not subdivide or combine any shares of Common Stock, or pay any dividend or retire any share or make any other distribution on any share of Common Stock, or accord any other payment, benefit or preference to any share of Common Stock, except by extending such subdivision, combination, distribution, payment, benefit or preference equally to all shares of Common Stock. If dividends are declared which are payable in shares of Common Stock, such dividends shall be payable in shares of Class A Common Stock to holders of Class A Common Stock, in shares of Class B Common Stock to holders of Class B Common Stock and in shares of Class C Common Stock to holders of Class C Common Stock.

       (b) Dividends. Subject to the rights of the holders of Preferred Stock, the holders of Common Stock shall be entitled to dividends out of funds legally available therefor, when declared by the Board of Directors in respect of Common Stock, and, upon a Liquidation of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock.

       1.2    Voting Rights of Common Stock.

       (a) Class A Common Stock. Except as otherwise provided by law, the holders of Class A Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval, and each holder of Class A Common Stock shall be entitled to one vote for each share of Class A Common Stock held of record by such holder.

       (b) Class B Common Stock. Except as otherwise provided by law, the holders of Class B Common Stock shall have no rights to vote on any matter submitted to stockholders of the Corporation for vote, consent or approval, and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters.

       (c)    Class C Common Stock.

              (i) Except as otherwise provided by law, the holders of Class C Common Stock shall have full voting rights and powers to vote on all matters submitted to stockholders of the Corporation for vote, consent or approval. Except as provided in Section 1.2(c)(ii) below, each holder of Class C Common Stock shall be entitled to one vote for each share of Class C Common Stock held of record by such holder, and holders of Class A Common Stock and Class C Common Stock shall vote together as a single class.

              (ii) (A) So long as any Special Event of Default shall be continuing, the holders of not less than 51% of the then outstanding shares of Class C Common Stock shall be entitled to deliver a Special Rights Notice to the Corporation. Upon delivery of a Special Rights Notice and during the resulting Default Period, each holder of Class C Common Stock shall be entitled to have 1,000 votes for each share of Class C Common stock held of record by such holder. During a Default Period, the holders of Class C Common Stock shall be entitled to the rights with respect to the election of directors set forth in Section 1.2(c)(ii)(B) below and shall be entitled to vote with the holders of Class A Common Stock, voting together as a single class, on all matters, other than the election or removal of directors, submitted to stockholders of the Corporation for vote, consent or approval. Within ten days after any delivery of a Special Rights Notice, the Board of Directors shall call a special meeting of stockholders for the election of directors to be held upon not less than 15 nor more than 30 days' notice to such holders. If such notice of meeting is not given within the ten days required above, those holders of Class C Common Stock delivering the Special Rights Notice may call such meeting and shall have access to the stock books and records of the Corporation for such purpose. At any meeting so called or at any other meeting held (or consent action taken) during a Default Period, holders of Class C Common Stock shall be entitled to the number of votes per share provided in this Section 1.2(c)(ii)(A). At any such meeting, the holders of a majority of the aggregate number of the then outstanding shares of Class C Common Stock present in person or by proxy, shall be sufficient to constitute a quorum.

              (B) At any meeting of stockholders for the purpose of election of directors called as provided in Section 1.2(c)(ii)(A) above, holders of Class C Common Stock, voting together as a separate class, shall be entitled to elect the smallest number of directors to the Board of Directors of the Corporation that shall constitute a majority of the authorized number of directors on the Board of Directors of the Corporation. In each such election, holders of Class C Common Stock shall vote together as a separate class and not with holders of Class A Common Stock; and holders of Class A Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Upon the election by holders of Class C Common Stock of the directors they are entitled to elect as provided above, the terms of office of all persons who were previously directors of the Corporation shall immediately terminate.

              (C) In case of any vacancy in the office of any director occurring among the directors elected by holders of Class C Common Stock pursuant to the provisions of the foregoing subsection (ii), the remaining directors elected by holders of Class C Common Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of subsection (B) above, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. Any director who shall have been elected by holders of Class C Common Stock (or by any directors so elected by directors elected by the holders of Class C Common Stock as provided in this subsection (C)) may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote of holders of Class C Common Stock given at a special meeting of such stockholders duly called for that purpose.

              (D) The provisions of this Section 1.2(c) shall not be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Class C Common Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class.

       2.     Conversion.

       (a) Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this Section 2, each record holder of Class A Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class A Common Stock held by it into the same number of shares of Class B Common Stock.

       (b) Conversion of Class C Common Stock. Subject to and upon compliance with the provisions of this Section 2, each record holder of Class C Common Stock is entitled at any time and from time to time to convert any or all of the shares of Class C Common Stock held by it into the same number of shares of Class B Common Stock.

       (c) Automatic Conversion. Upon the closing of a Qualified Public Offering, all shares of Class B Common Stock then issued and outstanding and all shares of Class C Common Stock then issued and outstanding shall be converted, without any further action by the holders thereof, into shares of Class A Common Stock.

       (d)    Conversion Procedure.

              (i) Each conversion of shares of Class A Common Stock, shares of Class B Common Stock or shares of Class C Common Stock will be effected by the surrender to the Corporation of the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank, with signatures guaranteed if reasonably requested by the Corporation, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate in writing to the holder or holders of the

       Common Stock) at any time during its usual business hours, and in the case of the conversion of Class A Common Stock or Class C Common Stock pursuant to paragraphs (a) or (b) of this Section 2, the delivery of written notice by the holder of such Class A Common Stock or Class C Common Stock stating that such holder desires to convert all or a stated number of the shares of Class A Common Stock or Class C Common Stock represented by such certificate or certificates into Class B Common Stock, which notice will also state the name or names (with addresses) and denominations in which the certificate or certificates for such shares will be issued and will include instructions for delivery thereof.

              (ii) Promptly after such surrender and the receipt of such written notice and statement, the Corporation will issue and deliver in accordance with such instructions the certificate or certificates for the Class A Common Stock or Class B Common stock issuable upon such conversion. In addition, the Corporation will deliver to the converting holder a certificate representing any portion of the shares of Class A Common Stock or Class C Common Stock which had been represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted. Such conversion, to the extent permitted by law, will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered in accordance herewith and such notice has been received in the case of any conversion pursuant to paragraphs (a) or (b) of this Section 2, and upon the closing of a Qualified Public Offering in the case of a conversion pursuant to paragraph (c) of this Section 2, and at such time the rights of the holder of such Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be (or specified portion thereof), as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common Stock or Class B Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock or Class B Common Stock represented thereby.

              (iii) The Corporation will at all times (A) reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares of Class A Common Stock, solely for the purpose of issuance upon the conversion of the Class B Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class A Common Stock as are then issuable upon conversion of all then outstanding shares of Class B Common Stock and Class C Common Stock into shares of Class A Common Stock hereunder, and (B) reserve and keep available out of its authorized but unissued shares of Class B Common Stock or its treasury shares of Class B Common Stock, solely for the purpose of issuance upon conversion of the Class A Common Stock and Class C Common Stock as provided in this Section, such number of shares of Class B Common Stock as are then issuable upon conversion of all then outstanding shares of Class A Common Stock and Class C Common Stock into shares of Class B Common Stock hereunder. Notwithstanding the foregoing, if, at any time, there shall be an insufficient number of authorized or treasury shares of Class A Common stock available for issuance upon conversion of Class B Common Stock or Class C Common Stock, or an insufficient number of authorized or treasury shares of Class B Common Stock available for issuance upon conversion of Class A Common Stock or Class C Common Stock, the Corporation will take all action necessary to propose and recommend to the stockholders of the Corporation that this Certificate of Incorporation be amended to authorize additional shares in an amount sufficient to provide adequate reserves of shares for issuance upon such conversion, including the diligent solicitation of votes and proxies to vote in favor of such an amendment. All shares of Class A Common Stock and Class B Common Stock which are issuable upon conversion hereunder will, when issued, be duly and validly issued, fully paid and nonassessable.

              (iv) The issuance of certificates for shares of Class A Common Stock upon automatic conversion of Class B Common Stock or Class C Common Stock and for shares of Class B Common Stock upon conversion of shares of Class A Common Stock and Class C Common Stock will be made without charge to any original holder of any shares of Common Stock for any issuance tax in respect thereof, or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common Stock or Class B Common Stock, provided that the Corporation will not be required to pay any such taxes or costs which may be payable in respect of any such conversion by any other person or in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the registered holder of the shares converted.

C.     PROVISIONS OF COMMON APPLICATION

       1.1    Registration of Transfer.    The Corporation will keep at its
principal office or at the office of its legal counsel a register for the registration of Preferred Stock and all classes of Common Stock. Upon the surrender of any certificate representing Preferred Stock or Common Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Preferred Stock or Common Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Preferred Stock or Common Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and, with respect to the Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance, unless such issuance is made in connection with a transfer of Preferred Stock or Common stock, in which case the transferring holder will pay all taxes arising from such transfer.

       1.2 Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock or Common Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Preferred Stock or number of shares and class of Common Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and, with respect to Preferred Stock, dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

       1.3 Notices. Except as otherwise provided, all notices referred to herein will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient
(i) in the case of any Stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder) and (ii) in the case of the Corporation, at its principal office. Any such notice shall be effective (i) if delivered personally, when received, (ii) if sent by overnight courier, when receipted for, and (iii) if mailed, 3 days after being mailed as described above.


                            --------------------

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            FOJTASEK COMPANIES, INC.
                                      INTO
                               FCI HOLDING CORP.


       The undersigned corporations do hereby certify, pursuant to Section 253 of the General Corporation Law of the State of Delaware, to the following information relating to the merger (the "Merger") of FOJTASEK COMPANIES, INC., a Texas corporation and a direct, wholly-owned subsidiary of FCI (as defined below) ("Fojtasek"), with and into FCI HOLDING CORP., a Delaware corporation ("FCI"):

       1. FCI was incorporated on June 23, 1995, pursuant to and in accordance with the General Corporation Law of the State of Delaware.

       2. FCI owns 100% of the issued and outstanding shares of common stock, par value $.01 per share, of Fojtasek, a corporation incorporated on September 4, 1970, pursuant to and in accordance with the Texas Business Corporation Act.

       3. The Texas Business Corporation Act permits the merger of corporations organized under the laws of the State of Texas with and into corporations organized under the laws of other jurisdictions.

       4. The Board of Directors of FCI unanimously consented on November 6, 1996 to the adoption of the following resolutions, which resolutions provided that Fojtasek be merged (the "Merger") with and into FCI and set forth the terms and conditions of the Merger:

RESOLVED:     That, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 6, 1996 (the "Merger Agreement"), Fojtasek shall merge with and into FCI such that the separate corporate existence of Fojtasek shall cease, FCI, as the surviving company
              (the "Surviving Company"), shall assume all of the liabilities and obligations of Fojtasek, and the Merger shall be effective upon filing a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State of the State of Texas (the
              "Effective Time").

RESOLVED:     That, in connection with the foregoing, the form, terms and provisions of the Merger Agreement, and the Merger, be, and they hereby are, in all respects ratified, adopted and approved.

RESOLVED:     That, at the Effective Time, the Certificate of Incorporation, as
              amended, of FCI, as in effect immediately prior to the Effective
              Time, shall be the Certificate of Incorporation of the Surviving
              Company, except that the Certificate of Incorporation of FCI shall be amended at the Effective Time by (a) deleting Articles
              First and

              Fourth thereof in their entireties, and (b) substituting in lieu thereof the following Article First:

                              ********************

FIRST:        The name of the corporation is:  Atrium Companies, Inc.

                              ********************

RESOLVED:     That, at the Effective Time, the By-Laws of FCI, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Company.

RESOLVED:     That, at the Effective Time, the officers of Fojtasek and the directors of FCI immediately prior to the Effective Time, shall be the officers and directors of the Surviving Company.

RESOLVED:     That, at the Effective Time, by virtue of the Merger,
              automatically and without any action on the part of the holders thereof, (i) each share of the Preferred Stock of FCI, $1.00 par value per share, of the Class B Non-Voting Common Stock of FCI, $.01 par value per share, and of the Class C Voting Common Stock of FCI, $.01 par value per share, issued and outstanding immediately prior to the Effective Time (including such shares, if any, held as treasury stock by FCI) shall be canceled and retired and shall cease to exist, (ii) one hundred (100) shares of the Class A Voting Common Stock of FCI, $.01 par value per share (the "Class A Stock"), issued and outstanding immediately prior to the Effective Time, shall become and be deemed for all purposes to represent one hundred (100) shares of the common stock of the Surviving Company, par value $.01 per share, and
              (iii) the remainder of the Class A Stock outstanding immediately prior to the Effective Time (including such shares, if any, held as treasury stock by FCI) shall be canceled and retired and shall cease to exist.

RESOLVED:     That, the officers of FCI be, and each of them hereby is,
              directed and authorized to execute and deliver the Merger
              Agreement, and to execute and deliver a Certificate of Ownership and Merger and Articles of Merger setting forth a copy of the resolutions adopted by FCI's Board of Directors to merge Fojtasek with and into FCI, and the date of adoption thereof, and to file the same with the Secretary of State of the State of Delaware and the Secretary of State of the State of Texas, respectively, and to cause a certified copy of the Certificate of Ownership and Merger to be recorded in the office of the Recorder of Deeds of the County in the State of Delaware in which the registered office of FCI is located; and that the officers of FCI be, and each of them hereby is, authorized and directed to take any and all actions necessary and proper, in the judgment of said officers, to effect the Merger.

       5. Notwithstanding anything to the contrary contained in this Certificate of Ownership and Merger, the Merger may be amended or terminated and abandoned by the Board of Directors of FCI at any time prior to the date of filing said Certificate of Ownership and Merger and said Articles of Merger.

       IN WITNESS WHEREOF, FCI HOLDING CORP. has caused this Certificate of Ownership and Merger to be executed by Louis W. Simi, Jr., its Executive Vice President, and attested by Shirley Crutcher, its Secretary, this 6th day of November, 1996.



                                           FCI HOLDING CORP.



                                           By: /s/ Louis W. Simi, Jr.
                                              --------------------------------
                                                 Louis W. Simi, Jr.
                                                 Executive Vice President
[SEAL]

Attest:

By: /s/ Shirley Crutcher
   -------------------------------
      Shirley Crutcher, Secretary

                                           FOJTASEK COMPANIES, INC.



                                           By: /s/ Louis W. Simi, Jr.
                                              --------------------------------
                                                 Louis W. Simi, Jr.
                                                 Executive Vice President
[SEAL]

Attest:

By: /s/ Shirley Crutcher
   -------------------------------
      Shirley Crutcher, Secretary

                             ATRIUM COMPANIES, INC.

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION



       Atrium Companies, Inc., a Delaware corporation (the "Corporation"), does hereby certify, pursuant to Section 242 of the General Corporation Law of the State of Delaware, that:

       1. Pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, by unanimous written consent of the Board of Directors of the Corporation dated November 6, 1996, the Board resolved to amend the Corporation's Certificate of Incorporation by deleting Article Fourth thereof and substituting in lieu thereof the following Article Fourth:

              FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Three Thousand (3,000) shares of common stock, and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Thirty Dollars ($30.00) of Capital Stock.

       2. Pursuant to Section 228 of the General Corporation Law of the State of Delaware, the sole stockholder of the Corporation by written consent dated November 8, 1996, has voted in favor of the amendment to the Corporation's Certificate of Incorporation described above.

       3. Accordingly, Article Fourth of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

              FOURTH: The total number of shares of capital stock which the corporation shall have authority to issue is Three Thousand (3,000) shares of common stock, and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to Thirty Dollars ($30.00) of Capital Stock.

       IN WITNESS WHEREOF, Atrium Companies, Inc. has caused this Certificate of Amendment to its Certificate of Incorporation to be executed by Randall S. Fojtasek, its President, and attested by Shirley Crutcher, its Secretary, this 8th day of November, 1996.



                                                  ATRIUM COMPANIES, INC.


                                                  By: /s/ Randall S. Fojtasek
                                                     ------------------------
                                                      Randall S. Fojtasek
                                                      President

Attest:


By: /s/ Shirley Crutcher
   ---------------------
      Shirley Crutcher, Secretary





                                       2